Exhibit 10.1

EXCHANGE AGREEMENT

dated March 18, 2009

between

CITIGROUP INC.

and

GOVERNMENT OF SINGAPORE

INVESTMENT CORPORATION PTE. LTD.

TABLE OF CONTENTS

PAGE
ARTICLE 1
SHARE EXCHANGE; CLOSING

Section 1.01. Share Exchange	1
Section 1.02. Closing	2
Section 1.03. Interpretation	5

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.01. Disclosure	6
Section 2.02. Representations and Warranties of the Company	7
Section 2.03. Representations and Warranties of the Investor	14

ARTICLE 3
COVENANTS

Section 3.01. Reasonable Best Efforts	16
Section 3.02. Exchange Listing	19
Section 3.03. Issuance of Exchange Common Shares	19
Section 3.04. Publicity	19
Section 3.05. Depositary Shares	19
Section 3.06. Exchange Preferred Shares	20
Section 3.07. Expenses	20
Section 3.08. Withholding of Taxes	20
Section 3.09. Certain Notifications Until Closing	20
Section 3.10. Ongoing Cooperation	21

ARTICLE 4
ADDITIONAL AGREEMENTS

Section 4.01. Purchase for Investment	21
Section 4.02. Standstill	21
Section 4.03. Equivalent Terms	24
Section 4.04. Preemptive Rights	24
Section 4.05. Reorganization Treatment	27

ARTICLE 5
MISCELLANEOUS

Section 5.01. Survival of Representations and Warranties	27
Section 5.02. Amendment	27

LIST OF ANNEXES

ANNEX A:	TRANSACTION OUTLINE

ANNEX B:	FORM OF CERTIFICATE OF DESIGNATIONS FOR SERIES M INTERIM STOCK

ANNEX C:	FORM OF OPINION

ANNEX D:	FORM OF WARRANT

ANNEX E:	FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX F:	STOCKHOLDER PROPOSALS

ANNEX G:	ADDITIONAL STOCKHOLDER PROPOSALS

INDEX OF DEFINED TERMS

Term	Location of Definition
Additional Shares	2.03(c)
Affected Affiliate	5.06
Affiliate	5.06
Agreement	Preamble
Bankruptcy Exceptions	2.02(d)
beneficial owner	5.06
beneficial ownership	5.06
Board of Directors	2.02(f)(ii)
Business Combination	5.07
Capitalization Date	2.02(b)
Certificate of Designations	1.02(e)(iv)
Charter	1.02(e)(iv)
CIBC Act	3.01(b)
Closing	1.02(a)
Closing Date	1.02(a)
Code	Recital
Common Stock	Recitals
Company	Preamble
Company 10-K	2.02(h)
Company Disclosure Letter	5.06
Company Material Adverse Effect	2.01(a)
control	5.06
Controlled Affiliate	5.06
controlled by	5.06
Covered Securities	3.08
Exchange	Recitals
Exchange Act	2.01(b)
Exchange Common Shares	1.02(c)
Exchange Interim Securities	Recitals
Exchange Preferred Shares	Recitals
Exercising Entity	4.04(a)
FDIC	2.02(a)
First UST Exchange	1.01
GAAP	2.01(a)
Governmental Entities	1.02(c)
Governmental Order	5.06
Investor	Preamble
Investor Approvals	1.02(e)
Investor Material Adverse Effect	2.03(d)
Investor Disclosure Letter	5.06
Investor Preferred Stock	Recitals
Investment Agreement	2.03(c)
New Security	4.04(a)

Term	Location of Definition
Permitted Transactions	4.04
Permitted Transferee	5.07(b)
Preferred Stock	1.01(a)
Previously Disclosed	2.01(b)
Private Exchanges	1.01
Regulated Entity	2.02(e)
SEC	2.01(b)
Securities Act	2.02(a)
Series M Interim Stock	Recitals
Significant Subsidiary	2.02(a)
Signing Date	2.01(b)
Stockholder Proposals	3.01(b)
Subsequent UST Exchange	1.01
subsidiary	5.06
Transaction Documents	2.01(c)
Transaction Outline	1.01
under common control with	5.06
UST	1.01(a)
UST Exchanges	1.01
Warrant	1.01(a)
Warrant Shares	1.02(c)

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EXCHANGE AGREEMENT (this “Agreement”), dated March 18, 2009, between Citigroup Inc., a Delaware corporation (the “Company”), and the Government of Singapore Investment Corporation Pte. Ltd. (the “Investor”).

Recitals:

WHEREAS, the Investor is the beneficial owner of 137,600,000 convertible depositary shares, each representing a 1/1,000th fractional interest in a share of preferred stock of the Company designated as “7.00% Non-Cumulative Convertible Preferred Stock, Series A1” (the “Investor Preferred Stock”);

WHEREAS, the Company desires to issue and deliver 2,116.9231 shares (the “Exchange Interim Securities”) of a new series of its stock, created from the Company’s blank check preferred stock authority, designated as “Series M Common Stock Equivalent” (the “Series M Interim Stock”), and a warrant to purchase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), calculated in accordance with Section 1.01 to the Investor in exchange for 137,600 shares of its Investor Preferred Stock (the “Exchange Preferred Shares”), on the terms and subject to the conditions set forth herein (the “Exchange”);

WHEREAS, the parties intend for the Exchange to qualify as a “reorganization” described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE 1

SHARE EXCHANGE; CLOSING

Section 1.01. Share Exchange. On the terms and subject to the conditions set forth in this Agreement, (a) the Company agrees to issue and deliver to the Investor the Exchange Interim Securities and a warrant (the “Warrant”) to purchase the number of shares of Common Stock equal to (A) the number of Exchange Interim Securities multiplied by (B) the quotient of (x) 790,000,000 and (y) the sum of (1) the shares of Series M Interim Stock issued to the Investor and the additional holders of preferred stock of the Company (the “Preferred Stock”) pursuant to the Exchange and the other private exchange offers (other than the UST Exchanges) as contemplated by the Transaction Outline (the “Transaction Outline”) dated as of February 27, 2009 as agreed upon with the UST (as defined below), the Investor and certain holders of the Company’s preferred stock (the “Private Exchanges”) and attached as Annex A, (2) the shares of Series M Interim Stock issued to the United States Department of the Treasury (the “UST”) pursuant to the private exchange offer (the “First UST Exchange”) with the UST previous to, or concurrent with, the issuances contemplated by (1) as contemplated by the Transaction Outline, and (3) the shares of Series M Interim Stock to be issued to the UST pursuant to subsequent exchanges (each, a “Subsequent UST Exchange” and, together with the First UST Exchange, the “UST Exchanges”) upon consummation of the public exchange offers to be made by the Company for its preferred securities, trust preferred securities and enhanced trust preferred securities as contemplated by the Transaction Outline (it being agreed by the Company and acknowledged by the Investor that pursuant to the terms of the Warrant, the number of shares of Common Stock subject to any such warrant will be automatically reduced at the time of the closing of any Subsequent UST Exchange to reflect the issuance of any Series M Interim Stock at such time to the UST, in accordance with the foregoing formula), and (b) in exchange therefor, at the Closing, the Investor shall deliver to the Company the Exchange Preferred Shares duly endorsed or accompanied by stock powers duly endorsed in blank.

Section 1.02. Closing. (a) The closing of the Exchange (the “Closing”) will take place at the offices of Davis Polk & Wardwell, New York, New York 10017, at 9:00 a.m., New York time, as soon as practicable, but in any event no later than the second business day after the day on which all conditions set forth in Sections 1.02(c), 1.02(d) and 1.02(e) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions) or at such other place, time and date as agreed by the parties. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.02, at the Closing (i) the Company will deliver to the Investor certificates in proper form evidencing the Exchange Interim Securities (in the form attached as Annex B hereto) and the Warrant (in the form attached as Annex D hereto) registered in the name of Investor or its designee(s) and (ii) the Investor will deliver to the Company certificates in proper form evidencing the Exchange Preferred Shares, and/or depository receipts representing indirect beneficial interest in the Exchange Preferred Shares, duly endorsed and accompanied by stock powers endorsed in blank.

(c) The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) at or prior to the Closing of each of the following conditions:

(i) no law or Governmental Order shall have been in effect, enacted, entered, promulgated or enforced by any United States (whether state, federal or local) or other governmental, regulatory, arbitral or judicial authority of competent jurisdiction (collectively, “Governmental Entities”) that prohibits or makes illegal the consummation of the Exchange or, in the case of the Investor, would result in the Exchange

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causing the Investor or an Affected Affiliate to be deemed to control the Company or any Subsidiary (within the meaning of 12 U.S.C Section 1841(a), 12 U.S.C. Section 1831o(e), 12 U.S.C. Section 1815(e), 12 C.F.R. Section 225.2(e), or any similar U.S. federal, state or local law or regulation limiting control of financial institutions or their affiliates or imposing obligations on the Investor or its Affiliates by virtue of such control) or result in the imposition of a financial support obligation or materially adverse compliance burden on the part of the Investor’s or an Affected Affiliate or other material adverse effect on the Investor (taking into consideration the normal course of business in which the Investor’s business has been conducted); provided, however, that each of the parties shall use reasonable best efforts to prevent the application of any law or the entry of any such Governmental Order and to cause any such law or Governmental Order to be vacated or otherwise rendered of no effect; provided further, that the Investor shall not be required to initiate, prosecute or contest any lawsuit, action, suit or proceeding;

(ii) the First UST Exchange shall have been consummated prior to or concurrently with the Closing and the aggregate liquidation preference of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series H being so exchanged shall be equal to at least $11.5 billion; and

(iii) the Company shall have provided notice to the stockholders of the Company that the Company will issue the Exchange Interim Securities, the shares of Common Stock issuable upon conversion of the Exchange Interim Securities (the “Exchange Common Shares”), the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Warrant, without obtaining stockholder approval (other than approval of the Stockholder Proposals (as defined below)) as required by, and in compliance with, the NYSE Listed Company Manual and the ten day notice period set forth in Para. 312.05 shall have passed after such notice has been provided.

(d) The obligation of the Company to consummate the Exchange is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Investor set forth in Section 2.03 of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct (without giving effect to any qualifiers or exceptions relating to materiality or Investor Material Adverse Effect (as defined below)), individually or in the

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aggregate, does not have and would not reasonably be likely to have an Investor Material Adverse Effect (as defined below) and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(ii) the Company shall have received from Sidley Austin LLP, special counsel for the Investor, a legal opinion addressed to the Company, dated as of the Closing Date, covering, assuming the Investor’s due authorization, execution and delivery of, and the Investor’s power to perform its obligations under this Agreement and the Transaction Documents under the laws of the Republic of Singapore, and other customary assumptions and qualifications, and based on factual representations of the Investor, the enforceability of Section 4.02 and Section 5.08 of this Agreement against the Investor under the laws of the State of New York.

(e) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) the other Private Exchanges shall have been consummated prior to or shall be consummated concurrently with the Closing with respect to preferred shares that, together with the Investor Preferred Shares, have an aggregate liquidation preference of at least $11.5 billion;

(ii) (A) the representations and warranties of the Company set forth in Section 2.02 of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct (without giving effect to any qualifiers or exceptions relating to materiality or Company Material Adverse Effect), individually or in the aggregate, does not have and would not reasonably be likely to have a Company Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(iii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.02(c)(iii), 1.02(e)(i) and 1.02(e)(ii) have been satisfied;

(iv) the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the amendment to its certificate of incorporation (“Charter”) in substantially the form attached hereto as Annex B (the “Certificate of Designations”) and such filing shall have been accepted;

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(v) the Company shall have delivered to the Investor a written opinion from outside counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C;

(vi) the Company shall have delivered certificates in substantially the same form evidencing the Exchange Interim Securities as attached to the Certificate of Designations to Investor or its designee(s);

(vii) the Company shall have duly executed the Warrant in substantially the form attached hereto as Annex D and delivered such executed Warrant to the Investor or its designee(s);

(viii) the Company shall have duly executed and delivered to the Investor a Registration Rights Agreement substantially in the form of Annex E;

(ix) after giving effect to the Exchange, the Investor’s beneficial ownership of the Common Stock (assuming that such beneficial ownership consists solely of the Exchange Common Shares, the Warrant Shares and the Additional Shares (as defined herein)) would not exceed 19.9%; and

(x) (A) the Investor shall have obtained or made (as applicable) all legal, regulatory approvals, consents, authorizations, notices, applications, filings, registrations or qualifications, including any exemptions from any of the foregoing (“Investor Approvals”), required to be obtained or made prior to the Closing in respect to the Investor’s participation in the Exchange, other than those Investor Approvals which, if not obtained or made, would not in the reasonable judgment of the Investor have a material adverse effect on the Investor, and its Affiliates, taken as a whole, taking into consideration the normal course in which the Investor’s business has been conducted and (B) there shall be no post-Closing Investor Approvals required in respect to the Investor’s participation in the Exchange as would have a material adverse effect on the Investor, and its Affiliates, taken as a whole, taking into consideration the normal course in which the Investor’s business has been conducted.

Section 1.03. Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” or “Annexes” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or

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provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01. Disclosure. (a) “Company Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes, or occurrences generally affecting businesses and industries in which the Company operates, companies engaged in such businesses or industries or the economy, or the financial or securities markets and credit markets in the United States or elsewhere in the world, including effects on such businesses, industries, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements applicable to depositary institutions and their holding companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of clause (A), (B) and (C), other than facts, circumstances, events, changes, effects or occurrences that arise after the date of this Agreement but before the Closing to the extent that such facts, circumstances, events, changes, effects or occurrences have a disproportionately adverse effect on the Company and its subsidiaries relative to other companies), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates that are publicly traded (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or

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contributing to any such change); or (ii) the ability of the Company to timely consummate the Exchange and the other transactions contemplated by the Transaction Documents (as defined below).

(b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of the Company filed with the Securities and Exchange Commission (the “SEC”) prior to the date hereof (the “Signing Date”) or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after December 31, 2008 and prior to the Signing Date.

(c) Each party acknowledges that such party is not relying upon any representation or warranty not set forth in this Agreement, the Transaction Outline and all other documents, agreements and instruments executed and delivered in connection herewith and therewith, including the Certificate of Designations (collectively, the “Transaction Documents”), in each case, as amended, modified or supplemented from time to time in accordance with their respective terms. The Investor acknowledges that the Investor has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries that the Investor, together with the representations and warranties of the Company set forth in the Transaction Documents, considers sufficient for purposes of the Exchange.

Section 2.02. Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the Signing Date and as of the Closing Date (or such other date specified herein):

(a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”) (individually a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Company’s principal bank subsidiary is duly organized and validly existing as a national banking association and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”).

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(b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the Signing Date (the “Capitalization Date”) is set forth on Section 2.02(b) of the Company Disclosure Letter. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights , resale rights, rights of first refusal or similar rights) and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Section 2.02(b) of the Company Disclosure Letter, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock, other than (i) shares issued upon the exercise of compensatory stock options, delivered under or as other equity-based awards or issued pursuant to the Company’s employee stock purchase plan or 401(k) plan, or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Section 2.02(b) of the Company Disclosure Letter and (ii) shares disclosed on Section 2.02(b) of the Company Disclosure Letter.

(c) Exchange Interim Securities and Exchange Common Shares. The Exchange Interim Securities have been duly and validly authorized and when issued and delivered pursuant to this Agreement, such Exchange Interim Securities will be duly and validly issued and fully paid and non-assessable, and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights. The Exchange Interim Securities will have the rights set forth in the Certificate of Designations and the Company’s certificate of incorporation, which shall have been filed with the Secretary of State of the State of Delaware and in effect at the time of the Closing, and the issuance thereof will not be subject to any preemptive or similar rights. The Exchange Common Shares will, upon approval of the Stockholder Proposals (as defined below) be duly authorized and reserved for issuance, and when issued upon conversion of the Exchange Interim Securities and when so issued in accordance with the terms of the Exchange Interim Securities will be validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights, subject to receipt of the approval of the Stockholder Proposals.

(d) The Warrant and Warrant Shares. The Warrant has been duly authorized and when executed and delivered as contemplated hereby, will

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constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The Warrant Shares have been duly authorized, reserved for issuance and when issued upon exercise of the Warrant in accordance with the terms thereof will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights. In addition, the Company will reserve and keep the Warrant Shares available at all times, free of preemptive rights, for the purpose of enabling the Company to satisfy its obligations to issue the Warrant Shares upon exercise of the Warrant.

(e) Regulated Entities. Section 2.02(e) of the Company Disclosure Letter contains a list of (i) each Regulated Entity (as defined below), (ii) the jurisdictions in which each such Regulated Entity operates and (iii) the regulator of each such Regulated Entity, in each case, listing only those Regulated Entities, jurisdictions or regulators where the operations of the Regulated Entity and the consummation of the Exchange would result in an obligation by the Investor to obtain or make any applicable legal or regulatory and merger control approvals, consents, authorizations, notices, applications, filings, registrations or qualifications, including any exemptions from any of the foregoing, other than those the failure to obtain or make which would not reasonably be expected to result in a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Investor and its Affiliates, taken as a whole or subject the Investor or its Affiliates to criminal liability or material civil liability. “Regulated Entity” means the Company, any subsidiary, branch, representative office, or other entity controlled (including under applicable laws and regulations) directly or indirectly by the Company that is itself regulated or where the Exchange would result in a regulatory review or filing.

(f) Authorization, Enforceability. (i) The Company has the corporate power and authority to execute and deliver the Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby, subject to the receipt of the approval of the Stockholder Proposals for the issuance of the Exchange Common Shares. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders subject to the receipt of the approval of the Stockholder Proposals for the issuance of the Exchange Common Shares. The Transaction Documents to which the Company is a party are or will be a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by the Bankruptcy Exceptions.

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(ii) The transactions contemplated by this Agreement, including the issuance of the Exchange Interim Securities, the Exchange Common Shares, the Warrant and the Warrant Shares and the compliance with the terms of the Transaction Documents, have been unanimously adopted, approved and declared advisable by the Board of Directors of the Company (the “Board of Directors”). The Audit Committee of the Board of Directors has unanimously and expressly approved the Company’s reliance on the exception under Para. 312.05 of the NYSE Listed Company Manual to issue the Exchange Interim Securities, the Warrant and the Warrant Shares without seeking a stockholder vote.

(iii) the Company has received the approval of the NYSE to issue the Exchange Interim Securities, Exchange Common Shares, the Warrant and the Warrant Shares, without obtaining stockholder approval (other than approval of the Stockholder Proposals (as defined below)) in reliance on the exception under Para. 312.05 of the NYSE Listed Company Manual and such approval is in full force and effect.

(g) Non-Contravention. (i) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof and thereof (including the issuance of shares of Common Stock upon conversion of the Exchange Interim Securities and exercise of the Warrant), will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of, or result in the loss of a benefit under, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under any of the terms, conditions or provisions of (1) its certificate of incorporation or bylaws, subject to, in the case of the authorization and issuance of the Exchange Common Shares, receipt of the approval of the Stockholder Proposals or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which the Company or any subsidiary of the Company is a party or by which it or any subsidiary of the Company may be bound, or to which the Company or any subsidiary of the Company or any of the properties or assets of the Company or any subsidiary of the Company may be subject, or (B) subject to the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any subsidiary of the Company or any of their respective properties or assets except, in the case of clauses (A)(2) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(ii) Except as set forth on Section 2.02(g) of the Company Disclosure Letter, other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(iii) Neither the Company nor any of its subsidiaries is subject to any order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or other communication from or with any bank regulatory authority which limits its ability to pay dividends on its Common Stock, preferred stock or any other class of securities, nor has any bank regulatory authority indicated that it is contemplating imposing any such limitations.

(h) Company Financial Statements. (i) The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “Company 10-K”), present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis.

(ii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the SEC and the Public Company Accounting Oversight Board.

(iii) The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise) of a nature that would be required to be accrued or reflected in a consolidated balance sheet prepared in accordance with GAAP, other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company 10-K, (B) that are reflected or disclosed in any Current Reports on Form 8-K or Quarterly Reports on Form 10-Q or (C) that otherwise, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

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(i) No Material Adverse Effect. Since December 31, 2008, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

(j) Proceedings. (i) As of the date of this Agreement, there is no litigation or similar proceeding pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company’s management believes, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

(ii) Except for the Transaction Documents and the transactions contemplated thereby, neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any bank regulatory authority that, in any such case, is currently in effect and has had or would be reasonably expected to have a Company Material Adverse Effect.

(k) Compliance with Laws; Permits. (i) The Company is a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956; the Company and each of its subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.

(ii) The Company and each subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

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(l) Reports. (i) Since December 31, 2006, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii) The Company’s 10-K and any reports or forms filed with the SEC pursuant to the requirements of the Securities Act or the Exchange Act on or after January 1, 2009, when they were filed or became effective with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(iii) Since December 31, 2006, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (the “OCC”), the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by the Federal Reserve, the OCC, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

(iv) The records, systems, controls, data and information of the Company and the subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are

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reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(m) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Interim Securities and the Warrant under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Exchange Interim Securities, the Exchange Common Shares, the Warrant and the Warrant Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

(n) Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with the Transaction Documents or the transactions contemplated hereby and thereby based upon arrangements made by or on behalf of the Company or any subsidiary of the Company for which the Investor could have any liability.

Section 2.03. Representations and Warranties of the Investor. (a) Status. The Investor has been duly organized and is validly existing as a private limited company under the laws of the Republic of Singapore. The Investor is wholly owned by the Government of the Republic of Singapore.

(b) Authorization, Enforceability. The Investor has the company power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor. The Transaction Documents to which the Investor is a party are or will be a valid and binding obligation of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by the Bankruptcy Exceptions.

(c) Ownership. (i) The Investor is the beneficial owner of the Exchange Preferred Shares and the record owner of depositary shares representing interests in the Exchange Preferred Shares, free and clear of any lien, security interest,

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charge or encumbrance and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Exchange Preferred Shares), except for such restrictions set forth in the Investment Agreement dated as of January 14, 2008 between the Company and the Investor (the “Investment Agreement”) and the Deposit Agreement dated as of January 23, 2008 between the Company and The Bank of New York, and will transfer and deliver to the Company at the Closing valid title to the Exchange Preferred Shares free and clear of any lien, security interest, charge or encumbrance and any such limitation or restriction, except as set forth in the Investment Agreement.

(ii) After giving effect to the Exchange, the Investor will beneficially own no more than 42,745,754 shares of Common Stock (the “Additional Shares”), other than the Warrant, Warrant Shares, Exchange Interim Securities or Exchange Common Shares. The Investor does not have an agreement, arrangement or understanding with any person (other than the Company and any Permitted Transferee (as defined herein)) to acquire, dispose of or vote any securities of the Company.

(d) Non-Contravention. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Investor with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (1) its organizational documents, or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or its properties or assets except, in the case of clauses (A)(2) and (B), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Exchange and the other transactions contemplated by this Agreement.

Except as set forth on Section 2.03(d) of the Investor Disclosure Letter and subject to the representations in Section 2.02(e), other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, to the Investor’s knowledge, after due inquiry, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Exchange

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and the other transactions contemplated by this Agreement, except as would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the Exchange and other transactions contemplated by this Agreement.

(e) Taxes. The Investor is (i) an “integral part” of a foreign sovereign or (ii) a “controlled entity” of a foreign sovereign that is not a “controlled commercial entity” (all within the meaning of Section 892 of the United States Internal Revenue Code of 1986, as amended). Assuming that any payments on the Exchange Interim Securities, on the Exchange Common Shares or on the Warrant Shares constitute for U.S. federal income tax purposes distributions in respect of stock of a corporation, the Investor does not receive such payments from conduct of any “commercial activity” (within the meaning of Section 892 of the United States Internal Revenue Code of 1986, as amended).

ARTICLE 3

COVENANTS

Section 3.01. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, and execute and deliver such documents and other papers or instruments as may be required, so as to permit consummation of the Exchange and otherwise to enable consummation of the transactions contemplated hereby, in each case, as promptly as is practicable, and shall use reasonable best efforts to cooperate with the other party to that end; provided that the Investor shall not be required to take such actions, or make such disclosures, as would (x) have a material adverse effect on the Investor (taking into consideration the normal course of business in which the Investor’s business has been conducted); (y) result in the Investor or an Affected Affiliate being deemed to control the Company or any subsidiary of the Company (within the meaning of 12 U.S.C. Section 1841(a), 12 U.S.C. Section 1831o(e), 12 U.S.C. Section 1815(e), 12 C.F.R. Section 225.2(e), or any similar U.S. federal, state or local law or regulation limiting control of financial institutions or their affiliates or imposing obligations on the Investor or its Affiliates by virtue of such control); or (z) result in the imposition of a financial support obligation or materially adverse compliance burden on the part of the Investor or an Affected Affiliate. In addition, the Investor agrees to the extent required by relevant Governmental Entities or applicable law to enter into or accept being subject to (in addition to and without limiting the provisions of this Agreement including Section 4.02): (i) standard “passivity” commitments; and (ii) an undertaking not to seek a representative or designee on the Company’s board of directors. The Company agrees to reasonably cooperate with the Investor to provide such information, assistance and support as necessary or appropriate for the Investor to obtain or make in a timely manner the applicable regulatory

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approvals, consents, authorizations, notices, applications, filings, registrations or qualifications, including any exemptions from the foregoing, contemplated by the preceding sentence. The parties agree that the Investor shall not be required to initiate, prosecute or contest any lawsuit, action, suit or proceeding to comply with this Section 3.01. The Company agrees to only include information describing the Investor or its Affiliates in any such application that has been provided or approved by the Investor or is publicly available.

(b) As promptly as reasonably practicable the Investor shall cause to be prepared and filed the required notice under the Change in Bank Control Act of 1978 (the “CIBC Act”) with the Federal Reserve Board. Such notice shall be in such form as may be prescribed by the Federal Reserve Board. The Investor shall use its reasonable best efforts to obtain approval of the notice and to respond as promptly as reasonably practicable to all inquiries received concerning such notice (including using reasonable best efforts to respond to all requests for additional information from the Federal Reserve Board as promptly as practicable following each such request); provided that the Investor shall not be required to take any such actions that would have a material adverse effect on the Investor (taking into consideration the normal course of business in which the Investor’s business has been conducted) or result in the imposition of a financial support obligation or materially adverse compliance burden on the part of the Investor or an Affected Affiliate. The parties agree that the Investor shall not be required to initiate, prosecute or contest any lawsuit, action, suit or proceeding to comply with this Section 3.01. The Company shall have the right to review in advance, and to the extent practicable consult with Investor with respect to, the CIBC Act notice, in each case subject to applicable laws relating to the exchange of confidential information. In exercising the foregoing right, the Company agrees to act reasonably and as promptly as practicable. The Investor shall keep the Company apprised of the status of all material matters relating to the CIBC Act notice, including promptly furnishing the Company with copies of notices or other communications between the Investor and the Federal Reserve Board, subject to applicable laws relating to the exchange of confidential information.

(c) The Company shall hold a meeting of its stockholders (which may be its annual meeting or a special meeting) or seek to take action by written consent in lieu thereof, as promptly as practicable following the Closing, to vote on or consent to the proposals (collectively, the “Stockholder Proposals”) set forth on Annex F. The Board of Directors shall recommend to the Company’s stockholders that such stockholders vote in favor of or consent to the Stockholder Proposals. In connection with such meeting or consent, the Company shall prepare (and the Investor will provide information reasonably required by the Company to be included therein) and file with the SEC as promptly as practicable a preliminary proxy statement, the Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting or consent to be mailed to the Company’s stockholders, and the Company shall use its reasonable

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best efforts to solicit proxies for such stockholder approval of the Stockholder Proposals. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect.

(d) None of the information supplied by the Company for inclusion in any proxy statement in connection with any such stockholders meeting of the Company or consent will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) (i) The Investor hereby agrees that the Investor shall vote (or cause to be voted) or exercise its right to consent (or cause its right to consent to be exercised) with respect to all of the Exchange Preferred Shares and shares of Common Stock and Exchange Interim Securities beneficially owned by it, and its Controlled Affiliates in favor of the Stockholder Proposals to the extent entitled to vote thereon.

(ii) The Investor hereby agrees that the Investor shall vote (or cause to be voted) or exercise its right to consent (or cause its right to consent to be exercised) with respect to all of the Exchange Preferred Shares and shares of Common Stock and Exchange Interim Securities beneficially owned by it and its Controlled Affiliates in favor of the additional stockholder proposals set forth on Annex G to the extent entitled to vote thereon.

(iii) Additionally, by entering into this Agreement, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing the Company and its officers attorney-in-fact and proxy for it and its Controlled Affiliates with full power of substitution, for and in the name of it and its Controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 3.01(e)(i) and Section 3.01(e)(ii) as the Company or its proxy or substitute shall, in the Company’s sole discretion, deem proper with respect to such Exchange Preferred Shares, Common Stock and Exchange Interim Securities, and the Investor hereby revokes any and all previous proxies granted with respect to such Exchange Preferred Shares, Common Stock and Exchange Interim Securities for purposes of Section 3.01(e)(i) or Section 3.01(e)(ii). The proxy granted hereby is irrevocable, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and incurring certain related fees and expenses, and will be valid and binding on any Permitted Transferee to whom the Investor or any of its direct or indirect transferees may Transfer such Common Stock and Exchange Interim Securities.

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Section 3.02. Exchange Listing. The Company shall, at its expense, use its reasonable best efforts to cause, subject to applicable listing rules, (a) the Exchange Interim Securities, (b) the Exchange Common Shares and (c) the Warrant Shares to be approved for listing requirements, subject to official notice of issuance (and, in the case of the Exchange Common Shares, upon receipt of the approval of the Shareholder Proposals) as promptly as practicable after the issuance thereof, and, once listed, shall maintain such listing for so long as any Common Stock is listed on the NYSE.

Section 3.03. Issuance of Exchange Common Shares. Following the effectiveness of an amendment to the Charter effecting the approval of the Stockholder Proposals but no later than the issuance by the Company to the Investor of the Exchange Common Shares, the Company shall deliver to the Investor a customary legal opinion from counsel to the Company, addressed to the Investor, covering the due and valid issuance of such securities; provided that the failure to deliver such legal opinion shall not affect the Company’s obligation to deliver such securities.

Section 3.04. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 3.04 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by law, regulation stock exchange or rule so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance.

Section 3.05. Depositary Shares. Upon request by the Investor at any time following the Closing Date, the Company shall no later than 30 days after receiving such request, enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Exchange Interim Securities may be deposited and depositary shares, each representing a fraction of an Exchange Interim Security reasonably agreed between the Company and the Investor taking into account that such fraction shall be consistently applied for all shares of Series M Interim Stock for which depositary shares are issued, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Exchange Interim Securities pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Exchange Interim Securities” for purposes of this Agreement.

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Section 3.06. Exchange Preferred Shares. Upon delivery of the Exchange Preferred Shares to the Company at the Closing, the Exchange Preferred Shares shall be cancelled, shall revert to authorized but unissued shares of preferred stock of the Company undesignated as to series and shall not be reissued as Exchange Preferred Shares.

Section 3.07. Expenses. Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. The Company shall pay all costs and expenses relating to the depositary arrangement described in Section 3.05, including the fees and expenses of the depositary.

Section 3.08. Withholding of Taxes. So long as the Company shall have received from the Investor or, if applicable, a Permitted Transferee a duly executed, valid, accurate and properly completed IRS Form W-8EXP evidencing the entitlement of the Investor or such Permitted Transferee, as the case may be, to an exemption from, or a reduced rate of, tax withholding or backup withholding with respect to any payment on the Exchange Interim Securities, the Exchange Common Shares or the Warrant Shares (the “Covered Securities”), and the Company does not know, or have reason to know that such exemption or reduction is unavailable, the Company shall, and shall cause its payment agent to, make payments to the Investor or such Permitted Transferee, as the case may be, with respect to the Covered Securities and Additional Shares (and transfer the Covered Securities to the Investor in connection with the Exchange) free and clear of, or subject such payment to a reduced rate of, withholding and backup withholding of United States federal income tax, as evidenced by such form; provided that, in the case of a payment to a Permitted Transferee, this Section 3.08 shall apply only if such Permitted Transferee shall have provided the Company with the representation set forth in Section 2.03(e) as of the date of any transfer of Covered Securities to such Permitted Transferee (with references to the Investor in such representations being replaced by references to such Permitted Transferee and which representation shall be deemed to be incorporated herein by reference). In connection with the transactions contemplated by this Agreement, the Investor shall not be required to resubmit an IRS Form W-8EXP to the Company or its payment agent.

Section 3.09. Certain Notifications Until Closing. From the date of this Agreement until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement

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not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect; provided that delivery of any notice pursuant to this Section 3.09 shall not limit or affect any rights of or remedies available to the Investor.

Section 3.10. Ongoing Cooperation. Following the Exchange, the Company agrees to continue to reasonably cooperate with the Investor to provide such information, assistance and support as necessary or appropriate for the Investor to obtain or make in a timely manner all regulatory approvals, consents, authorizations, notices, applications, filings, registrations or qualifications that may be required as a result of the investment in the Company by the Investor and its Affiliates; provided that the costs associated with such approvals, consents, authorizations, notices, applications, filings, registrations or qualifications shall be borne by the Investor.

ARTICLE 4

ADDITIONAL AGREEMENTS

Section 4.01. Purchase for Investment. The Investor acknowledges that the Exchange Interim Securities, Exchange Common Shares, Warrant and Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Exchange Interim Securities, Exchange Common Shares, Warrant and/or Warrant Shares solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Interim Securities, Exchange Common Shares, Warrant and/or Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision provided, however, that by making the representations herein, the Investor does not agree to hold the Exchange Interim Securities, Exchange Common Shares, Warrant and Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Exchange Interim Securities, Exchange Common Shares, Warrant and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 4.02. Standstill. The Investor agrees that, without the prior approval of the Company, neither the Investor nor any of its Permitted Transferees will, directly or indirectly: (a) purchase or otherwise acquire beneficial ownership of any Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in the Investor having

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beneficial ownership of 19.9% or more of the outstanding shares of voting stock or Common Stock (for the avoidance of doubt, for purposes of calculating beneficial ownership of the Investor, (x) any security that is convertible into, or exercisable for, any voting stock of the Company or Common Stock that is beneficially owned by the Investor shall be treated as fully converted or exercised, as the case may be, into the underlying voting stock of the Company or Common Stock, (y) the voting stock of the Company, Common Stock and securities convertible into, or exercisable for, voting stock of the Company or Common Stock, that are beneficially owned by the Investor be aggregated and (z) any security convertible into, or exercisable for, the voting stock of the Company or Common Stock that is beneficially owned by any person other than the Investor shall not be taken into account); or

(b) (i) make, or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, or seek or propose to influence, advise, change or control the management, board of directors, policies, affairs or strategy of the Company by way of any public communication or other communications to security holders intended for such purpose, (ii) make a proposal for any acquisition of, or similar extraordinary transaction involving, the Company or a material portion of its securities or assets, (iii) seek to control or influence the management or policies of the Company, board of directors of the Company or policies of the Company, including any of the Company’s subsidiaries, or (iv) enter into any agreements or understandings with any person (other than the Company) for the purpose of any of the actions described in clauses (i), (ii) or (iii) above; provided that this Section 4.02(b)(i) shall not affect the actions taken by discretionary asset managers that hold securities on behalf of the Investor, so long as the actions taken by such discretionary asset managers are not done at the direction or with the specific approval of the Investor, the Permitted Transferees and their respective subsidiaries or any of their respective officers, directors, employees, counsel, or investment bankers, consultants or other representatives or agents on your behalf.

(c) The Investor’s obligations under Sections 4.02(a) and 4.02(b) shall terminate on the later of (i) the third anniversary of the Closing Date and (ii) the date on which the Investor and its Permitted Transferees beneficially owns less than 2% of the outstanding Common Stock (treating the Exchange Interim Securities, the Warrant and other convertible securities of the Company that are beneficially owned by the Investor or its Permitted Transferees as fully converted into the underlying Common Stock). In the event that the Investor inadvertently breaches the terms of Section 4.02(a) or Section 4.02(b)), the parties agree that the Company shall not be entitled to any monetary damages in respect thereof and its sole remedy shall be to require the Investor to comply with such terms.

(d) Vote Neutralization. (i) The Investor agrees that, to the extent that the Investor and its Controlled Affiliates own securities representing more than 9.9% of the aggregate voting power of the Company (any such securities, the

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“Excess Shares”), it will vote, or cause to be voted, such Excess Shares with respect to all matters to come before shareholders at such meeting in the same proportion (for, against or abstain) as all other shares are voted (other than any shares voted by or at the direction of (A) the Investor and its Affiliates and (B) the UST and any other agencies or departments of the United States Government). The Company agrees that in no event shall it permit any Excess Shares to be voted by the Investor except as in accordance with this Section 4.02(d).

(ii) Additionally, by entering into this Agreement, to the maximum extent permitted by applicable law, the Investor hereby grants an irrevocable proxy appointing the Company and its officers attorney-in-fact and proxy for it and its Controlled Affiliates, but solely with respect to the Excess Shares, with full power of substitution, for and in the name of it and its Controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in respect of the Excess Shares to effect the voting neutrality provisions of Section 4.02(d)(i) as the Company or its proxy or substitute shall, in so effecting, deem proper with respect to the Excess Shares, and the Investor hereby revokes any and all previous proxies granted with respect to the Excess Shares for purposes of this Section 4.02(d). The proxy granted hereby is irrevocable, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and incurring certain related fees and expenses; provided, however, that this irrevocable proxy shall expire the first time the number of Excess Shares shall equal zero. Upon expiration of this proxy, the Company agrees to execute any instruments or other documents required to effect such expiration. The Investor will execute and deliver, or cause to be executed and delivered, to the Company any separate instrument as requested by the Company to provide further evidence of the foregoing.

(e) Beneficial Ownership Limitation. In the event that, at any time: (i) the Investor’s beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of Common Stock would exceed 19.9% of the total outstanding shares of Common Stock (other than as a result of purchases by the Investor of securities that are not received by the Investor pursuant to the transactions contemplated this Agreement, including upon exercise of the Warrant); or (ii) (x) the Investor or an Affected Affiliate would be deemed to control the Company or any subsidiary of the Company (within the meaning of 12 U.S.C. Section 1841(a), 12 U.S.C. Section 1831o(e), 12 U.S.C. Section 1815(e), 12 C.F.R. Section 225.2(e), or any similar U.S. federal, state or local law or regulation limiting control of financial institutions or their affiliates or imposing obligations on the Investor or its Affiliates by virtue of such control) or (y) any other applicable laws, rules or regulations would result in the imposition of a financial support obligation or materially adverse compliance burden on the part of the Investor or an Affected Affiliate or other material adverse effect on the Investor or an Affected Affiliate, then, the Company shall convert a sufficient number of securities held by the Investor at such time into non-voting participating preferred stock (with identical terms as such securities held by the

23

Investor other than voting rights, and convertible on a contingent basis into such securities held by the Investor), and otherwise use commercially reasonable efforts to assist the Investor and its Affected Affiliates in taking such other steps as would result in the situation described in clauses (i) or (ii) above, as the case may be, no longer existing.

Section 4.03. Equivalent Terms. The Investor shall have the right to participate in the Exchange on the basis of the terms applicable to the Private Exchanges as set forth in the Transaction Documents. In connection with the Private Exchanges, the Investor shall receive the most favorable price (which sale, conversion, exercise, exchange reference or effective price shall not be greater than the price in the Public Exchanges or any other issuances or agreed upon issuances of Common Stock effected or entered into between the Signing Date and the Closing Date) and other material terms offered to any other holder of preferred securities of the Company participating therein; provided that this Section 4.03 shall not apply to (i) any agreement with respect to tax withholding, (ii) regulatory matters or (iii) any Permitted Transactions (as defined below). The UST Exchanges shall be consummated on pricing terms no more favorable to the UST than those set forth in the Transaction Outline.

Section 4.04. Preemptive Rights. (a) Sale of New Securities. During the one year period commencing from the Closing Date (the “Preemptive Rights Period”), the Investor shall have the right (or may appoint an Affiliate to exercise such right; provided that any such Affiliate agrees in writing to be bound by the terms of this Agreement (any such Affiliate shall be deemed to be included in the term “Investor”)) to exercise the preemptive rights set forth in this Section 4.04 (the Investor or any such Affiliate who exercises such right, an “Exercising Entity”). During the Preemptive Rights Period, if the Company at any time or from time to time consummates any public or non-public offering of any Common Stock, or any securities, options or debt that are convertible or exchangeable into Common Stock (including any hybrid security), at a price per share of Common Stock of less than $3.25 (or if the conversion, exercise or exchange price per share of Common Stock is less than $3.25), as appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock (any such security a “New Security”) (other than (i) pursuant to the granting or exercise of compensatory stock options or other equity-based awards pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to the Company’s employee stock purchase plan or rights to acquire Common Stock, in each case in the ordinary course of equity compensation awards, or pursuant to the Company’s 401(k) plan, (ii) issuances for the purposes of consideration in acquisition transactions, (iii) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible or exchangeable securities of the Company issued either (A) pursuant to the transactions contemplated hereby or (B) prior to the Signing Date), (iv) issuances of debt that include an equity component (such as an “equity kicker”), (v) distributions or issuances pursuant to any rights plan

24

adopted by the Company, and (vi) the rights offerings and other issuances contemplated by the Transaction Outline (collectively, “Permitted Transactions”)), the Exercising Entity shall be afforded the opportunity to acquire from the Company a portion of such New Securities for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are sold to others, up to the amount specified in the following sentence. The amount of New Securities that the Exercising Entity shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor on a fully-diluted basis (i.e., assuming conversion, exercise or exchange of all securities or other interests convertible into, exercisable for or exchangeable for shares of Common Stock), as of such date, and the denominator of which is the number of shares of Common Stock then outstanding on a fully-diluted basis (i.e., assuming conversion, exercise or exchange of all securities or other interests convertible into, exercisable for or exchangeable for shares of Common Stock), as of such date.

(b) Notice. In the event the Company proposes to offer New Securities, it shall give the Exercising Entity written notice of its intention, and subject to the Investor’s entry into a customary confidentiality undertaking, describing the price (or range of prices), anticipated amount of securities, timing and other material terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than 10 business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company determines to pursue any other offering. The Exercising Entity shall have 2 business days from the date of receipt of such notice to enter into such confidentiality undertaking and to notify the Company in writing that it intends to exercise such preemptive rights and as to the amount of New Securities the Exercising Entity desires to purchase, up to the maximum amount calculated pursuant to Section 4.04(a). Such notice shall constitute a binding agreement of the Exercising Entity to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Exercising Entity to respond within such 2 business day period shall be deemed to be a waiver of the Exercising Entity’s rights under this Section 4.04 only with respect to the offering described in the applicable notice. Notwithstanding anything in this Section 4.04 to the contrary, there shall be no liability on the part of the Company to the Investor if the Company has not consummated any proposed issuance of New Securities pursuant to Section 4.04 for whatever reason, regardless of whether the Company has delivered a notice pursuant to this Section 4.04(b). Whether to effect the issuance of New Securities pursuant to this Section 4.04 is in the sole and absolute discretion of the Company.

25

(c) Purchase Mechanism. If the Exercising Entity exercises its preemptive rights provided in this Section 4.04, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place simultaneously with the closing of the sale of the New Securities to the other purchasers thereof (or if such purchasers close on different dates, simultaneously with the latest such closing date); provided the closing may be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Exercising Entity agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of such New Securities.

(d) Failure to Purchase. In the event the Exercising Entity fails to exercise its preemptive rights as provided in this Section 4.04, or enter into a confidentiality undertaking as contemplated by Section 4.04(b), within said 2 business day period or, if so exercised, the Exercising Entity is unable to consummate such purchase within the time period specified in Section 4.04(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 120 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.04 or which the Exercising Entity is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Exercising Entity. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Exercising Entity in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair

26

value thereof as determined reasonably and in good faith by the Board of Directors; provided, however, that such fair value as determined reasonably and in good faith by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Exercising Entity’s preemptive rights hereunder, including securing any required approvals or consents.

Section 4.05. Reorganization Treatment. The Company and the Investor agree to treat the Exchange for U.S. federal income tax purposes as a “reorganization” described in Section 368(a)(1)(E) of the Code and not to take any position inconsistent with such treatment unless required by applicable law.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of nine months after the Closing; provided that the representations and warranties made in Sections 2.02(a), 2.02(b), 2.02(c), 2.02(d), 2.02(f) and 2.02(g) shall survive the Closing until the expiration of the applicable statute of limitations. The representations and warranties of the Investor made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of nine months after the Closing; provided that the representations and warranties made in Sections 2.03(a), 2.03(b) and 2.03(e)shall survive the Closing until the expiration of the applicable statute of limitations.

Section 5.02. Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 5.03. Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

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Section 5.04. Governing Law: Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive jurisdiction and venue of the United States District Court for the Southern District of New York for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, or if such jurisdiction is not available, to the jurisdiction of the courts of the State of New York located in the Borough and City of New York, and (b) that notice may be served upon the Company and the Investor at the addresses and in the manner set forth for notices in Section 5.05. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

Section 5.05. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Investor:

Government of Singapore Investment Corporation

Pte. Ltd.

#37-01 Capital Tower

168 Robinson Road

Singapore 068912

Attention: Managing Director and President, GAM

Telephone: (65) 6889 8308

Facsimile: (65) 6889 8370

and

Attention: General Counsel

Telephone: (65) 6889 8338

Facsimile: (65) 6889 8392

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with a copy to:

Sidley Austin LLP 787 Seventh Avenue New York, New York 10019
Attention:	Susan D. Lewis
Prabhat K. Mehta
Telephone: (212) 839-5300 Facsimile: (212) 839-5599

(b)	If to the Company:

Citigroup Inc. 399 Park Avenue New York, New York 10022
Attention:	Michael S. Helfer, Esq.
General Counsel
Telephone: (212) 559-5152 Facsimile: (212) 793-5300

and

Citigroup Inc. 399 Park Avenue New York, New York 10022
Attention:	Andrew Felner, Esq.
Deputy General Counsel
Telephone: (212) 559-7050 Facsimile: (212) 559-7057

with a copy to:

Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017
Attention:	George R. Bason, Jr.
Louis L. Goldberg
Michael Davis
Telephone: (212) 450-4000 Facsimile: (212) 450-3800

and

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Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Jeffrey D. Karpf

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Section 5.06. Definitions. (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The term “Affected Affiliate” means any Affiliate of the Investor that is deemed by a relevant legal or regulatory authority directly or indirectly to own, control, or hold (or be deemed to be acting in concert to own, control or hold) some or all of the Common Stock directly or indirectly owned, controlled or held by the Investor.

(d) The term “Company Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been provided by the Company to the Investor.

(e) The term “Controlled Affiliate” means any Affiliate of the Investor that is directly or indirectly “controlled by” (such term is used in the definition of the term “Affiliate”) the Investor.

(f) The term “Governmental Order” means any order, injunction, stipulation, decree or award entered by or with any Governmental Entity.

(g) The term “Investor Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been provided by the Investor to the Company.

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(h) The terms “beneficial owner” and “beneficial ownership” have the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

Section 5.07. Assignment. (a) Except as provided in Section 5.07(b), neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale. “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(b) The Investor may assign its rights, duties and obligations under this Agreement to Eurovest Pte Ltd or any direct or indirect wholly owned subsidiary of Eurovest Pte Ltd that agrees to be bound by this Agreement (each, a “Permitted Transferee”) without violating any of the provisions set forth herein.

Section 5.08. Waiver of Immunity. To the extent permitted by applicable law, if the Investor has or hereafter may acquire any sovereign or other similar immunity from any legal action, suit or proceeding, including arbitration, from jurisdiction of any court or arbitral tribunal, or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Investor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement. The Investor agrees that the waivers set forth above (to the extent they relate to sovereign immunity) shall be construed in accordance with and apply to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

Section 5.09. Entire Agreement, Etc. This Agreement (including the Annexes hereto, the Company Disclosure Letter and the Investor Disclosure Letter), the Transaction Documents and any other agreements entered into on the date hereof in connection with this Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, from and after the consummation of the Exchange by the Investor, the Investment Agreement shall be terminated.

Section 5.10. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed

31

signature pages to this Agreement may be delivered by facsimile or email pdf and such facsimiles or email pdfs will be deemed as sufficient as if actual signature pages had been delivered.

Section 5.11. Termination. This Agreement shall automatically terminate if the Closing has not occurred on or prior to September 18, 2009.

Section 5.12. Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.13. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any Permitted Transferee to which any assignment is made in accordance with this Agreement) any benefit, right or remedies.

Section 5.14. Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 5.15. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first herein above written.

CITIGROUP INC.

By:	/s/ Gary Crittenden
Name:	Gary Crittenden
Title:	Chief Financial Officer

GOVERNMENT OF SINGAPORE INVESTMENT CORPORATION PTE LTD.

By:	/s/ Quah Wee Ghee
Name:	Quah Wee Ghee
Title:	Managing Director

GOVERNMENT OF SINGAPORE INVESTMENT CORPORATION PTE LTD.

By:	/s/ Chua Lee Ming
Name:	Chua Lee Ming
Title:	Managing Director

ANNEX A

TRANSACTION OUTLINE

Overview of Transaction

Citi will effect public and private offers to exchange each series of outstanding preferred stock and trust preferred securities (TruPS) for the Citi securities described below.

The objective of these transactions is to increase Citi’s tangible common equity through the exchange offers described below.

Sequence of Exchange Offers

Citi will conduct separate exchange offers to the USG, the Private Holders and the Public Holders.

The exchange offer to USG and the Private Holders will be consummated as promptly as practicable after the announcement of the transaction.

The exchange offers to the Public Holders will be launched as soon as practicable in compliance with federal securities laws.

Conditions to USG Participation	USG’s participation in the exchange offer is conditioned on the following conditions:

•     USG will only convert an amount of preferred stock equal to the amount of preferred stock of the Private Holders and the preferred stock/TruPs of the Public Holders participating in the exchange offers; provided that USG will only participate if at least $11.5 billion of preferred stock held by Private Holders is exchanged;

• USG will only convert up to the $25 billion of preferred stock issued under the Capital Purchase Program;

•     the preferred stock issued under the Targeted Investment Program and the Asset Guarantee Program will be exchanged for a new series of trust preferred securities with the same 8% cash dividend rate as the existing preferred stock; and

• USG will receive the most favorable terms and price offered to any holder of preferred stock through the exchange offers.

Exchange Offer to USG

USG will exchange a portion of its preferred stock into the Securities and Warrants.

“Securities” means a new series of stock (the “Securities”), created from Citi’s blank check preferred stock authority, that is a common stock analog (non-voting with respect to any holder until all necessary government approvals are received for such holder). Pursuant to their terms, the Securities will be mandatorily convertible into common stock on a one-for-one basis based on the number of common stock equivalents represented by the Securities upon effectiveness of the charter amendment described below.

Annex A - 1

“Warrants” means a warrant to acquire shares of Citi common stock for each $1,000 of liquidation preference of exchanged preferred stock, at an exercise price of $0.01 per share. Such Warrant will become exercisable only if the stockholder vote referred to below is not received within 6 months after issuance of the Securities. One Warrant will be issued with respect to each Security issued. The number of shares of common stock underlying each such Warrant shall be equal to (x) 790 million divided by (y) the aggregate number of Securities received in the exchange offers by USG and the Private Holders.

The common stock and the Securities will be listed for trading, subject to applicable listing requirements. The Securities will all be of the same class.

The exchange price to USG will be $3.25 per share (relative to liquidation preference of preferred shares), which is based on an agreed upon trailing average.

USG preferred stock to be so exchanged (in connection with the exchange at the closing for the Private Holders, and in connection with the exchange at the subsequent closing for the Public Holders) will be such amount as is equal to the aggregate liquidation preference of the preferred stock of the Private Holders and aggregate liquidation preference/face value of the preferred stock/TruPS of the Public Holders exchanged for Securities/Warrants or common stock, after giving effect to the exchanges described below, provided that the aggregate amount exchanged by USG will not exceed $25 billion.

All of the outstanding preferred stock held by USG that is not exchanged for Securities in the program will be exchanged for a new series of trust preferred securities with a coupon of 8% (the “USG Trust Preferred Security”). The other material terms of the USG Trust Preferred Securities will be substantially similar to those of Citi’s traditional TruPS.

Stockholder Vote

No stockholder vote will be required to permit Citi to issue the new Securities or Warrants in the exchange offers (assuming a NYSE waiver of the 20% vote rule).

Citi will seek to obtain the requisite stockholder vote for a charter amendment to increase its authorized common stock to permit the conversion of all Securities into common stock and certain other matters (“Stockholder Approval”). If stockholders do not authorize such charter amendment within 6 months after issuance of the Securities, the outstanding Securities will then have a dividend coupon equal to the greater of (x) a cumulative dividend of 9% (increasing by 2% each quarter up to a cap of 19%) or (y) the dividend actually paid per share of common stock. Prior to such time, the Securities will have the same dividend as the common stock. In the event such Stockholder Approval is obtained, such Warrants will automatically expire.

The Private Holders participating in the exchange offer will agree to vote any common shares held by them in favor of the charter amendment.

Annex A - 2

Exchange Offer to Private Holders

Citi will seek to procure the exchange (structured as an exempt exchange offer pursuant to Section 3(a)(9) of the Securities Act) of the preferred stock issued to certain investors (the “Private Holders”) in private placements, for Securities and Warrants.

The exchange price to the Private Holders will be $3.25 per share (relative to the liquidation preference of their exchanged preferred stock). In addition, Private Holders will receive Warrants.

Citi has undertakings from Private Holders of approximately $12 billion of aggregate liquidation preference of such preferred stock that they will exchange their preferred stock into Securities and Warrants.

All Private Holders will be given the opportunity to participate in the exchange offer on the basis of the terms applicable to Private Holders as set forth in this Outline.

Exchange Offer to Public Holders

Citi will launch an exchange offer to procure the exchange of the various series of convertible and straight preferred stock and TruPS sold to investors (the “Public Holders”) in multiple offerings up to a maximum of $27.5 billion (liquidation preference/face value) minus the aggregate liquidation preference of all preferred securities exchanged by the Private Holders. If tendered securities exceed the cap, securities will be accepted in the following priorities: (i) first, the convertible and non-convertible preferred securities held by the Public Holders; (ii) second, the enhanced trust preferred securities held by the Public Holders; and (iii) third, the trust preferred securities held by the Public Holders.

The exchange price to the Public Holders per share will be based on a percentage of their face value and a per share price of $3.25.

In connection with such exchange offers, Citi will announce its current intention not to pay any dividend payments on any such series of preferred stock (other than trust preferred).

Rights Offering to Existing Holders	Citi will explore the possibility of a rights offering to existing shareholders.
Rights Offering to Employees

Citi will explore the possibility of a rights offering to employees providing the right to acquire common stock at $3.25 per share, the terms of which will include four-year vesting and a five-year exercise period, and subject to compliance with applicable federal rules on executive compensation.

Certain Other Agreements

With respect to the Securities and common stock owned by USG, subject to EESA and applicable law, it is anticipated that USG will hold such securities in a trust.

Each of USG and the Private Holders that participate in the applicable exchange offer will receive the most favorable terms and price offered to any other preferred holder through these exchange offers or to any common equity holder through any capital raises or rights offerings occurring within the following year.

Annex A - 3

Foreign Investor Tax Matters	Citi shall not withhold on an exchange of convertible preferred stock for Securities and Warrants pursuant to the exchange offer by a Private Holder that is a foreign person entitled to an exemption from U.S. dividend withholding (an “Exempt Holder”). Other than with respect to amounts attributable to dividend arrearages, if any, Citi shall not withhold in connection with the exchange of convertible preferred stock for Securities and Warrants by a Private Holder that is not an Exempt Holder.

Annex A - 4

ANNEX B

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES M COMMON STOCK EQUIVALENT

OF

CITIGROUP INC.

Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or a duly authorized committee of the Board of Directors, in accordance with the Charter and bylaws of the Corporation and applicable law, adopted the following resolution on [March [    ], 2009] creating a series of [11,539]1 shares of stock of the Corporation, created from its blank check preferred stock authority, designated as “Series M Common Stock Equivalent”.

RESOLVED, that pursuant to the provisions of the Charter and the bylaws of the Corporation and applicable law, a series of stock, created from its blank check preferred stock authority, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares; Fractional Shares.

(a) There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of stock designated as the “Series M Common Stock Equivalent” (the “Designated Stock”). The authorized number of shares of Designated Stock shall be [11,539].

(b) Each Holder of a fractional interest in a share of Designated Stock shall be entitled, proportionately, to all the rights, preferences and privileges of the Designated Stock (including the conversion, dividend, voting, redemption and liquidation rights contained in this Certificate of Designations).

[1]	Assumes exchange of $37.5 billion of USG and private preferred stock at a price equal to $3,250,000 per share of Series M Stock (1 million shares of Common Stock per one share of Series M stock).

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Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this “Certificate of Designations” to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation, or any other shares of the capital stock of the Corporation into which such shares of common stock shall be reclassified or changed.

(b) “Dividend Payment Date” means [    ,    ,    , and     ]2 of each year. The first Dividend Payment Date shall be [    ], 2009.

(c) “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means (i) from the Original Issue Date to but excluding the Second Dividend Payment Date, $10,000 per share of Designated Stock and (ii) from and including the Second Dividend Payment Date, $3,250,000 per share of Designated Stock.

(e) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Stock) the terms of which do not expressly provide that such class or series shall rank senior or junior to Designated Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s (i) [Adjustable Rate Cumulative Preferred Stock, Series Y; (ii) 5.321% Cumulative Preferred Stock, Series YY; (iii) 6.767% Cumulative Preferred Stock, Series YYY;] (iv) 6.5% Non-Cumulative Convertible Preferred Stock, Series T; (v) 8.125% Non-Cumulative Preferred Stock, Series AA; (vi) 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E; (vii) 8.50% Non-Cumulative Preferred Stock, Series F; (viii) Fixed Rate Cumulative Perpetual Preferred Stock, Series H; (ix) Fixed Rate Cumulative Perpetual Preferred Stock, Series G; and (x) Fixed Rate Cumulative Perpetual Preferred Stock, Series I.3 For the avoidance of doubt, the Common Stock is not Parity Stock.

(f) “Signing Date” means the [insert date of Exchange Agreement], 2009.

Part 4. Certain Voting Matters.

(a) Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Stock and any Common Stock has been cast or given on any matter on which under Sections 10(a) or 10(b) of the Standard Provisions forming part of this Certificate of Designations the Holders of shares of Designated Stock are entitled to vote shall be determined by the Corporation by reference to a number of votes per share equal to the Conversion Rate (as defined in Section 2 of the Standard Provisions forming a part of this Certificate of Designations) in effect on the record date for such vote or consent.

[2]	Intended to synch up with the Original Issue Date so that the dividend steps-up on the Second Dividend Payment Date six months from the Original Issue Date.
[3]	Assumes all private preferred close simultaneously.

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(b) Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Designated Stock and any Voting Parity Stock has been cast or given on any matter on which under Sections 10(c) and 10(d) of the Standard Provisions forming part of this Certificate of Designations the Holders of shares of Designated Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

(c) The Corporation shall aggregate any fractional interests in a share of Designated Stock with all other fractional interests having made the same voting or consent decision and shall count the number of whole votes resulting from such aggregation in accordance with the voting or consent decisions received.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Citigroup Inc. has caused this Certificate of Designations to be signed by Zion M. Shohet, its Treasurer and Head of Corporate Finance, this [    ]th day of [            ], 2009.

CITIGROUP INC.

By:
Name:	Zion M. Shohet
Title:	Treasurer and Head of Corporate Finance

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ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Stock shall be identical in all respects to every other share of Designated Stock. The Designated Stock shall be perpetual. As described in Sections 3 and 4 below, the Designated Stock shall rank equally with Parity Stock and senior to Junior Stock as to its Liquidation Amount in the event of any dissolution, liquidation or winding up of the Corporation and, from and including the Second Dividend Payment Date, shall rank equally with Parity Stock and senior to Junior Stock with respect to the payment of dividends.

Section 2. Standard Definitions. As used herein with respect to Designated Stock:

“Affiliate” of any specified “Person” means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 19(c).

“Alternate Dividend Amount” has the meaning set forth in Section 3(c).

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“As-Converted Liquidation Amount” has the meaning set forth in Section 4(c).

“Board of Directors” has the meaning set forth in the recitals to the Certificate of Designations.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Certificate of Amendment” means the amendment to the Charter of the Corporation reflecting the Shareholder Approval.

“Certificate of Designations” means the Certificate of Designations, of which these Standard Provisions form a part, as it may be amended from time to time.

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“Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document, as amended from time to time.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose.

“Common Stock Dividend Amount” has the meaning set forth in Section 3(b).

“Constituent Person” has the meaning set forth in Section 9(a).

“Conversion Agent” means the “Transfer Agent” acting in its capacity as conversion agent for the Designated Stock, and its successors and assigns.

“Conversion Price” at any time means, for each share of Designated Stock, a dollar amount equal to $3,250,000 divided by the Conversion Rate (initially $3.25).

“Conversion Rate” means for each share of Designated Stock, 1,000,000 shares of Common Stock, subject to adjustment as set forth herein.

“Corporation” has the meaning set forth in the recitals to the Certificate of Designations.

“Current Market Price” per share of Common Stock on any day means the average of the “VWAP” per share of Common Stock on each of the 10 consecutive “Trading Days” ending on the earlier of the day in question and the day before the “Ex-date” or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 8.

“Depositary” means The Depository Trust Company or its nominee or any successor depositary appointed by the Corporation.

“Designated Stock” has the meaning set forth in Part 1.

“Dividend Period” has the meaning set forth in Section 3(d).

“Dividend Record Date” has the meaning set forth in Section 3(d).

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“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive an issuance or distribution.

“Exchange Property” has the meaning set forth in Section 9(a).

“Expiration Date” has the meaning set forth in Section 8(a)(iv).

“Expiration Time” has the meaning set forth in Section 8(a)(iv).

“Global Designated Stock” has the meaning set forth in Section 19(a).

“Holders” means the Persons in whose names the shares of the Designated Stock are registered, which may be treated by the Corporation, Transfer Agent, “Registrar”, paying agent and Conversion Agent as the absolute owners of the shares of Designated Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Liquidation Participation Amount” has the meaning set forth in Section 4(c).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Mandatory Conversion Date” means the later of (a) the fifth Business Day after the date on which the Shareholder Approval has been received and (b) the Original Issue Date.

“Market Disruption Event” means any of the following events that has occurred:

(i) any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of “Closing Price” (a “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii) any event (other than an event described in clause (iii) below) that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii) the failure to open of the exchange on which futures or options contracts relating to the Common Stock, are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without

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regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day, and the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Officer” means the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer and Head of Corporate Finance, any Assistant Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed (i) by the Chief Executive Officer, the Chairman, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, or the Treasurer and Head of Corporate Finance and (ii) by any Assistant Treasurer, the General Counsel and Corporate Secretary or any Assistant Secretary of the Corporation, and delivered to the Conversion Agent.

“Original Issue Date” means the date on which shares of Designated Stock are first issued.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, common trust fund or trust.

“Preferred Director” has the meaning set forth in Section 10(c).

“Preferred Directors” has the meaning set forth in Section 10(c).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Stock.

“Purchased Shares” has the meaning set forth in Section 8(a)(iv).

“Record Date” has the meaning set forth in Section 8(d).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Designated Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Reorganization Event” has the meaning set forth in Section 9(a).

“Second Dividend Payment Date” has the meaning set forth in Section 3(b).

“Series M Common Stock Equivalent” has the meaning set forth in the recitals above.

“Share Dilution Amount” has the meaning set forth in Section 3(e).

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“Shareholder Approval” means the approval by the stockholders of an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock to permit the full conversion of the Designated Stock into Common Stock.

“Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Stock.

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, a Business Day on which the Relevant Exchange (as defined in the definition of Market Disruption Event) is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

“Transfer Agent” means The Bank of New York Mellon acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Designated Stock, and its successors and assigns.

“Voting Parity Stock” means, with regard to any matter as to which the Holders of Designated Stock are entitled to vote as specified in Sections 10(c) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights with respect to election of directors have been conferred and are exercisable with respect to such matter.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C US <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).

Section 3. Dividends.

(a) Rate. Holders of Designated Stock shall be entitled to receive, on each share of Designated Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, dividends and any other distributions, whether payable in cash, securities or any other form of property or assets, with respect to each Dividend Period (as defined below) in an amount determined as described in Sections 3(b) and 3(c) below.

(b) Subject to Section 3(a) above, for each Dividend Period from and including the Original Issue Date to but excluding the second Dividend Payment Date (the “Second Dividend Payment Date”), the Board of Directors may not declare and pay any dividend or make any distribution (including, but not limited to, regular quarterly dividends) in respect of Common Stock, whether payable in cash, securities or any other form of property or assets, unless the Board of Directors declares and pays to the Holders of the Designated Stock, at the same time and on the same terms as holders of Common Stock, an amount per share of Designated Stock equal to the product of (i) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock and (ii) the then-current Conversion Rate (such product, the “Common Stock Dividend Amount”).

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Dividends paid on the Designated Stock pursuant to this Section 3(b) are non-cumulative. If the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof does not declare a dividend on the Designated Stock for any Dividend Period described in this Section 3(b) prior to the related Dividend Payment Date, that dividend shall not accrue, and the Corporation shall have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Designated Stock or any series of preferred stock or common stock are declared for any subsequent Dividend Period with respect to the Designated Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation. References herein to the “accrual” of non-cumulative dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Subject to Section 3(a) above, for each Dividend Period from and including the Second Dividend Payment Date, cumulative cash dividends shall be payable in an amount equal to the greater of (i) the Common Stock Dividend Amount for the current Dividend Period and (ii) the Alternate Dividend Amount. The “Alternate Dividend Amount” shall equal the product of (1) the sum of (A) the Liquidation Amount plus (B) the amount of accrued and unpaid dividends for any prior Dividend Period from and including the Second Dividend Payment Date and (2) (u) a per annum rate of 9%, for the third Dividend Period; (v) a per annum rate of 11% for the fourth Dividend Period; (w) a per annum rate of 13% for the fifth Dividend Period; (x) a per annum rate of 15% for the sixth Dividend Period; (y) a per annum rate of 17% for the seventh Dividend Period; and (z) a per annum rate of 19% for the eighth Dividend Period and for each Dividend Period thereafter.

The dividends described in this Section 3(c) shall begin to accrue and be cumulative from and including the Second Dividend Payment Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the Dividend Payment Date related to the third Dividend Period has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the third Dividend Payment Date.

(d) In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the first Dividend Payment Date.

Dividends that are payable on Designated Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Stock on any date prior to the end of a Dividend Period, [and for the initial Dividend Period,]4 shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

[4]	Retain if the first Dividend Period is long or short.

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Dividends that are payable on Designated Stock on any Dividend Payment Date shall be payable to Holders of record of Designated Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(e) Priority of Dividends. From and including the Second Dividend Payment Date, so long as any share of Designated Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock or in shares of the same series of the Junior Stock for which the dividend is being paid) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(c) above, dividends on such amount), on all outstanding shares of Designated Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights of Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of

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record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case in this clause (vi), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Stock and any shares of Parity Stock, all dividends declared on Designated Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Stock (including, if applicable as provided in Section 3(c) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. Any remaining accrued but unpaid cumulative dividends shall continue and be cumulative thereafter, shall compound on each subsequent Dividend Payment Date and shall be payable in arrears on each Dividend Payment Date, pursuant to Section 3(c) above. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation shall provide written notice to the Holders of Designated Stock prior to such Dividend Payment Date.

Subject to the foregoing in this Section 3, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders of Designated Stock shall not be entitled to participate in any such dividends.

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Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders of Designated Stock shall be entitled to receive for each share of Designated Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or any other Junior Stock or other stock of the Corporation ranking junior to Designated Stock as to such distribution, payment in full in an amount (the “Liquidation Preference”) equal to the sum of (x) the Liquidation Amount per share and (y) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(c) above, dividends on such amount), whether or not declared, to the date of payment.

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Designated Stock as to such distribution, Holders of Designated Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Designated Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Designated Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of Common Stock equal to the then-current Conversion Rate (the “As-Converted Liquidation Amount”) exceeds the Liquidation Preference, Holders of Designated Stock shall be entitled to receive, for each share of Designated Stock, an additional amount (the “Liquidation Participation Amount”) out of such assets or proceeds such that the As-Converted Liquidation Amount equals the sum of the Liquidation Preference plus the Liquidation Participation Amount, after making appropriate adjustment such that the holders of Designated Stock receive the same amount on an as-converted basis as the holders of a number of shares of Common Stock equal to the then-current Conversion Rate.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Designated Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Optional Redemption. The Designated Stock shall not be redeemable either at the Corporation’s option or at the option of the Holders at any time.

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Section 6. Mandatory Conversion on the Mandatory Conversion Date. Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Designated Stock, such share of Designated Stock shall automatically convert into shares of Common Stock at the then-current Conversion Rate (subject to the conversion procedures of Section 7 below).

Section 7. Conversion Procedures.

(a) Effect of Mandatory Conversion Date. Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on any such converted shares of Designated Stock and such shares of Designated Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any (i) declared and unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(b) above) on such shares, (ii) accrued and unpaid dividends or distributions (with respect to dividends or distributions described in Section 3(c) above) on such shares in an amount calculated as if the Mandatory Conversion Date were a Dividend Payment Date and (iii) any other payments to which they are otherwise entitled pursuant to the terms hereof.

(b) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 8 below, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date (except to the extent of the dividends described in Sections 3(b) and 3(c) above). Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Designated Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Designated Stock (except to the extent of the dividends described in Sections 3(b) and 3(c) above and the voting rights described in Section 10(a) below).

(c) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Designated Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property to be issued or paid upon conversion of shares of Designated Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder (as of the close of business on the Mandatory Conversion Date) and in the manner shown on the records of the Corporation or, in the case of global certificates, through book-entry transfer through the “Depositary”.

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Section 8. Anti-Dilution Adjustments.

(a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination (including, without limitation, a reverse stock split) of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, with respect to any dividend or distribution subject to Section 3(b) above (but only with respect to such dividend or distribution), no adjustment will be made for the issuance of Common Stock as a dividend or distribution to all holders of Common Stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders.

(ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event each Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date

X	=	the total number of shares of Common Stock issuable pursuant to such rights (or upon conversion of such securities)

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Y	=	the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the Conversion Rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(iii) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Corporation (other than common stock) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above or (iv) or (v) below) in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / (SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

SP0	=	the Current Market Price as of the Record Date

FMV	=	the fair market value (as determined by the Board of Directors) on the Record Date of the shares of capital stock of the Corporation, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of the Corporation of, or similar equity interests in, a subsidiary or other business unit of the Corporation, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on the Nasdaq Capital Market, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x (FMV0 + MP0) / MP0

where,

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CR0	=	the Conversion Rate in effect at the close of business on the Record Date

CR1	=	the Conversion Rate in effect immediately after the Record Date

FMV0	=	the average of the VWAP of the capital stock of the Corporation or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Common Stock is then listed or quoted

MP0	=	the average of the VWAP of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Common Stock is then listed or quoted

(iv) the Corporation or one or more of its subsidiaries makes purchases of Common Stock pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the expiration date

CR1	=	the Conversion Rate in effect immediately after the Expiration Date

FMV	=	the fair market value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

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OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any Purchased Shares

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

SP1	=	the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days commencing with the Trading Day immediately after the Expiration Date.

(b) Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of the Corporation and (y) the Mandatory Conversion Date.

(c) When No Adjustment Required.

(i) Except as otherwise provided in this Section 8, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii) No adjustment of the Conversion Rate need be made as a result of: (A) the issuance of the rights; (B) the distribution of separate certificates representing the rights; (C) the exercise or redemption of the rights in accordance with any rights agreement; or (D) the termination or invalidation of the rights, in each case, pursuant to the Corporation’s stockholder rights plan existing on the Signing Date, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Corporation (x) has a stockholder rights plan in effect on the Mandatory Conversion Date (including the Corporation’s rights plan, if any, existing on the date hereof) or (y) had a stockholder rights plan take effect after the Signing Date that is no longer in effect on the Mandatory Conversion Date and the rights under such plan were exercised, the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation made a distribution to all holders of

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Common Stock of shares of capital stock of the Corporation or evidences of its indebtedness or its assets as described in Section 8 (a)(iii), subject to readjustment in the event of the expiration, termination or redemption of the rights of a stockholder rights plan in effect on the Mandatory Conversion Date.

(iii) No adjustment to the Conversion Rate need be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries; or

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Signing Date.

(iv) No adjustment to the Conversion Rate need be made for a transaction referred to in Section 8 (a)(i), (ii), (iii) or (iv) above if Holders may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(v) No adjustment to the Conversion Rate need be made for a change in the par value of the Common Stock.

(vi) No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(vii) No adjustment to the Conversion Rate need be made for the issuance of shares of Common Stock, convertible securities, warrants, or rights to acquire shares of Common Stock (whether or not such rights are issued to employees of the Corporation) in the transactions described in the Transaction Outline filed as Exhibit 99.2 to the Corporation’s Current Report on Form 8-K dated February 27, 2009, or for the issuance of the shares of Common Stock pursuant to such convertible securities, warrants or rights.

(d) Record Date. For purposes of this Section 8, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

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(e) Successive Adjustments. After an adjustment to the Conversion Rate under this Section 8, any subsequent event requiring an adjustment under this Section 8 shall cause an adjustment to such Conversion Rate as so adjusted.

(f) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 8 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(g) Notice of Adjustments. Whenever a Conversion Rate is adjusted as provided under Section 8, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with Section 8 and prepare and transmit to the Conversion Agent an “Officers’ Certificate” setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(h) Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 8(g) above and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Designated Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to a the conversion of Designated Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 8.

(i) Fractional Shares. No fractional shares of Common Stock will be issued to holders of the Designated Stock upon conversion. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Designated Stock being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date.

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Section 9. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for, or converted into, cash, securities other property of the Corporation or another corporation);

(ii) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Corporation; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “Reorganization Event,” each share of the Designated Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Designated Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”) receivable in such Reorganization Event (without any interest thereon, and, solely with respect to dividends or distributions described in Section 3(b) above, without any right to dividends or distribution thereon which have a record date that is prior to the Mandatory Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates; provided that if the Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 9(a), the Exchange Property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). If the Mandatory Conversion Date follows a Reorganization Event, the Conversion Rate then in effect will be applied to the amount on the Mandatory Conversion Date of such Exchange Property received per share of Common Stock, as determined in accordance with this Section 9.

(b) Successive Reorganization Events. The above provisions of this Section 9 shall similarly apply to successive Reorganization Events and the provisions of Section 8 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

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(c) Reorganization Event Notice. The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 9.

Section 10. Voting Rights.

(a) General. Each share of Designated Stock shall entitle the holder thereof to a number of votes equal to the Conversion Rate in effect on the record date for the vote or consent on all matters submitted to a vote of the stockholders of the Corporation; provided that the Holders of Designated Stock shall not be entitled to vote on any of the matters described in the Corporation’s Schedule 14As filed with the Securities and Exchange Commission on [            ], 2009 and [            ], 2009, except as required by applicable law.

(b) Single Class. Except as otherwise provided herein, in the Charter or by applicable law, the Holders of shares of Designated Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Preferred Stock Directors. Whenever, at any time or times, from and including the Second Dividend Payment Date, dividends payable on the shares of Designated Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(c) above, dividends on such amount), on all outstanding shares of Designated Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the Holders of shares of Designated Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the Holders of a majority of the shares of Designated Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are

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then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the Holders of at least 66 2/3% of the shares of Designated Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 10(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, the Corporation having received an opinion of nationally recognized counsel experienced in such matters to the effect that Holders will be subject to tax for U.S. federal income tax purposes with respect to such new preference securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Designated Stock prior to such merger or consolidation), and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Stock immediately prior to such consummation, taken as a whole;

Annex B - 23

provided, however, that the Holders of Designated Stock shall not be entitled to vote on any of the matters described in the Corporation’s Schedule 14As filed with the Securities and Exchange Commission on [            ], 2009 and [            ], 2009, except as required by applicable law; and provided further that for all purposes of this Section 10(d), any increase in the amount of the authorized preferred stock of the Corporation, including any increase in the authorized amount of Designated Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any series of preferred stock, or any securities convertible into or exchangeable or exercisable for any series of preferred stock, ranking equally with and/or junior to Designated Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Stock.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Designated Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Stock is listed or traded at the time.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Designated Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12. Rank. Notwithstanding anything set forth in the Charter or this Certificate of Designations to the contrary, the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 13. Listing. The Corporation hereby covenants and agrees that it will use its reasonable best efforts to list and keep listed the Designated Stock on the New York Stock Exchange or another national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system.

Section 14. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Designated Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent; provided, further, however, that in the event that the Corporation beneficially owns any Designated Stock, the Corporation will procure that voting rights in respect of such Designated Stock are not exercised.

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Section 15. No Preemptive Rights. No share of Designated Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 16. Notice of Shareholder Approval. The Corporation shall notify the Holders of the status of the Shareholder Approval on the Business Day immediately succeeding the date on which the Shareholder Approval has been received or the date on which the Shareholder Approval has been sought but not received, as applicable.

Section 17. No Sinking Fund. Shares of Designated Stock are not subject to the operation of a sinking fund.

Section 18. Reservation of Common Stock.

(a) Sufficient Shares. In order to cause an effective date no later than 5 Business Days following the Shareholder Approval, the Corporation shall file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable after the date of the Shareholder Approval. Following receipt of the Shareholder Approval, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Designated Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Designated Stock then outstanding at the then-current Conversion Price. For purposes of this Section 18(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Designated Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Designated Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Designated Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Designated Stock, the Corporation shall use

Annex B - 25

its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Designated Stock; provided, however, that if the rules of such exchange or automated quotation system require the Corporation to defer the listing of such Common Stock until the mandatory conversion of Designated Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Designated Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 19. Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Designated Stock shall be The Bank of New York Mellon. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the Holders.

Section 20. Form.

(a) Global Designated Stock. Designated Stock may be issued in the form of one or more permanent global shares of Designated Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Designated Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Designated Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The aggregate number of shares represented by each Global Designated Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 20(a) shall apply only to a Global Designated Stock deposited with or on behalf of the Depositary.

(b) Delivery to Depositary. If Global Designated Stock is issued, the Corporation shall execute and the Registrar shall, in accordance with this Section 20, countersign and deliver initially one or more Global Designated Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

Annex B - 26

(c) Agent Members. If Global Designated Stock is issued, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Designated Stock held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Designated Stock, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Designated Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Designated Stock. If Global Designated Stock is issued, the Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Designated Stock, this Certificate of Designations or the Charter.

(d) Physical Certificates. Owners of beneficial interests in any Global Designated Stock shall not be entitled to receive physical delivery of certificated shares of Designated Stock, unless (x) the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Designated Stock and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Designated Stock shall be exchanged in whole for definitive shares of Designated Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Such definitive shares of Designated Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(e) Signature. An “Officer” shall sign any Global Designated Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Designated Stock no longer holds that office at the time the Transfer Agent countersigned the Global Designated Stock, the Global Designated Stock shall be valid nevertheless. A Global Designated Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Designated Stock. Each Global Designated Stock shall be dated the date of its countersignature.

Section 21. Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation; provided that if physical certificates are issued, the Corporation shall not be required to issue any certificates representing the Designated Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in the second sentence above, shall deliver the shares of Common Stock pursuant to the terms of the Designated Stock formerly evidenced by the certificate.

Annex B - 27

Section 22. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Designated Stock or shares of Common Stock or other securities issued on account of Designated Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Designated Stock, shares of Common Stock or other securities in a name other than that in which the shares of Designated Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Designated Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 23. Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of (a) receipt thereof or (b) for notices sent within the United States, three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid or (c) for notices sent outside the United States, two Business Days after the sending thereof if sent by recognized next day courier service, addressed: (i) if to the Company, to its office at 399 Park Avenue, New York, New York 10043 (Attention: Corporate Secretary) or to the Transfer Agent at its office at Newport Office Center VII, 480 Washington Boulevard, 29th Floor, Jersey City, NJ 07310 (Attention: Kieran McGovern), or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address and by such other means as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, if shares of Designated Stock are issued in book-entry form through The Depositary Trust Company or any similar facility, such notices may be given to the Holders of Designated Stock in any manner permitted by such facility.

Section 24. Other Rights. The shares of Designated Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional, preemptive or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Annex B - 28

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.]5

Certificate Number 1	Number of Shares of Series M Common Stock Equivalent

CITIGROUP INC.

Series M Common Stock Equivalent

(par value $1.00 per share)

(liquidation amount as specified below)

Citigroup Inc., a Delaware corporation (the “Company”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ] ([            ]) fully paid and non-assessable shares of the Company’s designated Series M Common Stock Equivalent, with a par value of $1.00 per share and a liquidation amount of (i) $10,000 per share from and including the Original Issue Date to but excluding the Second Dividend Payment Date and (ii) $3,250,000 per share from and including the Second Dividend Payment Date (the “Series M Stock”). The shares of Series M Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series M Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated March [ ], 2009 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series M Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series M Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[5]	Applicable to UST security only.

Annex B - 29

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Treasurer and Head of Corporate Finance and countersigned by an Assistant Secretary this [    ]th day of [            ], 2009.

CITIGROUP INC.

By:
Name:	Zion Shohet
Title:	Treasurer and Head of Corporate Finance

By:
Name:	Michael J. Tarpley
Title:	Assistant Secretary

Annex B - 30

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series M Stock referred to in the within-mentioned Certificate of Designations.

Dated: [ ], 2009

THE BANK OF NEW YORK MELLON, as Registrar

By:
Name:
Title:

Annex B - 31

REVERSE OF CERTIFICATE

Dividends on each share of Series M Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Series M Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series M Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series M Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Annex B - 32

ANNEX C

FORM OF OPINION

1. the Company’s due authorization, execution and delivery of the Transaction Documents;

2. the Company’s power to perform its obligations under the Transaction Documents;

3. the enforceability of the Transaction Documents against the Company; and

4. the due and valid issuance of the Exchange Interim Securities, the Exchange Common Shares, the Warrant and the Warrant Shares.

Customary exceptions and assumptions may be set forth in any opinion letter delivered in connection with this Agreement.

Annex C - 1

ANNEX D

FORM OF WARRANT TO PURCHASE COMMON STOCK

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.] 6

WARRANT

to purchase

[            ]

Shares of Common Stock

of CITIGROUP INC.

Issue Date: [            ], 2009

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Exchange Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of

[6]	Applicable to UST warrant only.

Annex D - 1

one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” has the meaning ascribed to it in the Exchange Agreement.

“Company” means Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware.

“Constituent Person” has the meaning set forth in Section 14(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of March [    ], 2009, as amended from time to time, between the Company and the Original Warrantholder, including all annexes and schedules thereto.

“Exchange Property” has the meaning set forth in Section 14(a).

“Exercise Price” has the meaning set forth in Section 2.

“Exercise Rate” has the meaning set forth in Section 2.

“Expiration Time” has the meaning set forth in Section 3.

Annex D - 2

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 15, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.

“Initial Exercise Date” has the meaning set forth in Section 3.

“Issue Date” means the date set forth on the first page of this Warrant.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two independent members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of such security as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

Annex D - 3

“Original Warrantholder” means [            ]. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Record Date” has the meaning set forth in Section 13(a).

“Reorganization Event” has the meaning set forth in Section 14(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series M Certificate of Designations” has the meaning set forth in Section 13(g).

“Series M Securities” means the Series M Common Stock Equivalent of the Company issued on [            ], 2009.

“Shareholder Approval” means a vote of the Company’s shareholders authorizing an amendment of the Company’s charter increasing the authorized Common Stock to permit the conversion of all Series M Securities into Common Stock.

“Shares” means shares of Common Stock to which the Warrantholder is entitled pursuant to this Warrant.

“Signing Date” means the date of the Exchange Agreement.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

Annex D - 4

“VWAP” per share of the Common Stock on any trading day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C US <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Exchange Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, the Original Warrantholder or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock (the “Exercise Rate”) equal to the product of (A) the number of Series M Securities issued to the Original Warrantholder multiplied by (B) the quotient of (x) 790,000,000 divided by (y) the aggregate number of shares of Series M Securities outstanding at the close of business on the second business day immediately preceding the Initial Exercise Date (as defined below), at a purchase price per share of Common Stock equal to $0.01 (the “Exercise Price”). The Company shall notify the Warrantholder of the Exercise Rate determined in accordance with this Section 2 on the business day immediately succeeding the date of such determination. The Exercise Rate is subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Rate” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term; Termination. Subject to Sections 2 and 3(b), to the extent permitted by applicable laws and regulations, the right to purchase the Shares shall be exercisable in whole or in part by the Warrantholder, at any time or from time to time on or after [insert date six months from issue date], 2009 (the “Initial Exercise Date”), but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 399 Park Avenue, New York, NY 10022 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:

(i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or

Annex D - 5

(ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(b) The right of the Warrantholder to exercise this Warrant shall automatically terminate and become null and void upon the adjournment of the annual or special meeting of the Company at which Shareholder Approval is sought and received.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. No later than the Initial Exercise Date, the Company will (A) procure, at its sole expense, the listing of the Shares

Annex D - 6

issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the applicable fraction of the Market Price of the Common Stock on the last trading day preceding the date of exercise less the applicable fraction of the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any applicable issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. This Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and one or more new warrants shall be prepared and delivered by the Company, of the same tenor and date as this Warrant and providing for the right to purchase the same aggregate number of shares of Common Stock as the Warrant is then exercisable for, but each registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

Annex D - 7

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Exchange Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments.

(a) The Exercise Rate shall be subject to adjustment from time to time due to a combination (including without limitation a reverse stock split) of Common Stock, in which event the Exercise Rate will be adjusted based on the following formula:

ER1 = ER0 x (OS1 / OS0)

where,

ER0	=	the Exercise Rate in effect at the close of business on the Record Date

Annex D - 8

ER1	=	the Exercise Rate in effect immediately after the Record Date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

(b) When No Adjustment Required.

(i) The Exercise Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii) No adjustment of the Exercise Rate need be made as a result of: (A) the issuance of the rights; (B) the distribution of separate certificates representing the rights; (C) the exercise or redemption of the rights in accordance with any rights agreement; or (D) the termination or invalidation of the rights, in each case, pursuant to the Company’s stockholder rights plan existing on the Signing Date, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Company has a stockholder rights plan in effect on the date on which this Warrant is exercised (including the Company’s rights plan, if any, existing on the Signing Date), the Warrantholder shall receive, in addition to the shares of Common Stock, the rights under such rights plan. In the event that the Company proposes to distribute rights under any stockholder rights plan after the Initial Exercise Date, the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(g).

(iii) No adjustment to the Exercise Rate need be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; or

Annex D - 9

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Signing Date.

(iv) No adjustment to the Exercise Rate need be made for a change in the par value of the Common Stock.

(v) No adjustment to the Exercise Rate need be made for the issuance of shares of Common Stock, convertible securities, warrants, or rights to acquire shares of Common Stock (whether or not such rights are issued to employees of the Company) in the transactions described in the Transaction Outline filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated February 27, 2009, or for the issuance of the shares of Common Stock pursuant to such convertible securities, warrants or rights.

(c) Record Date. For purposes of this Section 13, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d) Successive Adjustments. After an adjustment to the Exercise Rate under this Section 13, any subsequent event requiring an adjustment under this Section 13 shall cause an adjustment to such Exercise Rate as so adjusted.

(e) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-ten-thousandth (1/10,000th) of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Rate shall be made if the amount of such adjustment would be less than one one-hundredth (1/100th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1/100th of a share of Common Stock, or more.

(f) Statement Regarding Adjustments. Whenever the Exercise Rate shall be adjusted as provided in Section 13(a), the Company shall promptly file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Rate that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent, in accordance with the provisions of Section 21, to each Warrantholder at the address appearing in the Company’s records.

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(g) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in Section 13(a) above or any action of the type described in Section 8(a) of the certificate of designations of the Series M Securities (the “Series M Certificate of Designations”) (but only if the action of the type described in Section 13(a) above or Section 8(a) of the Series M Certificate of Designations would result in an adjustment in the Exercise Rate or the Conversion Rate, respectively), the Company shall give notice to the Warrantholder, in the manner set forth in the Section 13(g), which notice shall specify the Record Date, if any, with respect to any such action and the approximate date on which such action is to take place. If the proposed action is of the type described in Section 13(a) above, such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Rate and the number of shares which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a Record Date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(h) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 13(a), the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to Section 13(a).

14. Adjustment for Reorganization Events.

(a) Reorganization Events. In the event of:

(i) any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation);

(ii) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or

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(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “Reorganization Event,” the Warrantholder’s right to receive Shares upon exercise of this Warrant, without the consent of the Warrantholder, shall be converted into the right to exercise this Warrant to acquire the kind and amount of securities, cash and other property (the “Exchange Property”) which the Common Stock issuable (at the time of such Reorganization Event) upon exercise of this Warrant immediately prior to such Reorganization Event would have been entitled to receive upon consummation of such Reorganization Event (without any interest thereon), where the holder of such Common Stock issuable upon such Reorganization Event were not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 14(a), the Exchange Property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). If the date this Warrant is exercised follows a Reorganization Event, the Exercise Rate then in effect will be applied to the value on such date of such Exchange Property received per share of Common Stock, as determined in accordance with this Section 14.

(b) Successive Reorganization Events. The above provisions of this Section 14 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c) Reorganization Event Notice. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Warrantholder of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

15. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Reorganization Event), the Original Warrantholder may cause the Company to exchange all or a

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portion of this Warrant for an economic interest (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 15, which shall not be subject to the Appraisal Procedure.

16. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

17. Governing Law.7 This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 21 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

18. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

20. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Rate if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then

[7]	To be revised for each Investor as applicable.

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outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter. For the avoidance of doubt, none of the transactions described in the Transaction Outline filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated February 27, 2009 are prohibited by this Section 20.

21. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the parties at the following addresses, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Citigroup Inc.

399 Park Avenue

New York, NY 10022

Attention:	Michael S. Helfer, Esq.
General Counsel

Telephone: (212) 559-5152

Facsimile: (212) 793-5300

Citigroup Inc.

399 Park Avenue

New York, NY 10022

Attention:	Andrew Felner, Esq.
Deputy General Counsel

Telephone: (212) 559-7050

Facsimile: (212) 559-7057

With copies to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention:	George R. Bason, Jr.
Louis L. Goldberg
Michael Davis

Telephone: (212) 450-4000

Facsimile: (212) 450-3800

and

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Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY

Attention: Jeffrey D. Karpf, Esq.

Telephone: (212) 225-2864

Facsimile: (212) 225-3999

If to the Original Warrantholder:

[                     ]

22. Entire Agreement. This Warrant and the forms attached hereto (the terms of which are incorporated by reference herein) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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[Form of Notice of Exercise]

Date:

TO:	Citigroup Inc.

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(a)(i) of the Warrant or cash exercise pursuant to Section 3(a)(ii) of the Warrant with consent of the Company and the Warrantholder)

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:

CITIGROUP INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

Annex D - 17

ANNEX E

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated             , 2009 (this “Agreement”), between Citigroup Inc., Delaware corporation (the “Company”), and Government of Singapore Investment Corporation Pte Ltd, a private limited company organized under the laws of the Republic of Singapore (the “Investor”).

RECITALS

A. The Exchange Agreement. The Company and the Investor are parties to an Exchange Agreement, dated March [            ], 2009 (the “Exchange Agreement”), pursuant to which the Investor is exchanging the Exchange Preferred Shares (defined below) for the Exchange Interim Securities (defined below) and will also receive the Warrant (as defined in the Exchange Agreement). The Exchange Agreement contains restrictions on transfer of the Registrable Securities (defined below).

B. Registration Rights. In connection with the consummation of the transactions contemplated by the Exchange Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investor as set forth below.

NOW, THEREFORE, in consideration of the premises and of the representation, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning set forth in the Preamble.

“Common Stock” means shares of common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“Exchange Agreement” has the meaning set forth in Recital A.

“Exchange Interim Securities” has the meaning set forth in the Exchange Agreement.

“Exchange Preferred Shares” has the meaning set forth in the Exchange Agreement.

“Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.08 hereof.

“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

“Indemnitee” has the meaning set forth in Section 2.07(a).

“Investor” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

“Registrable Securities” means each of the following: (a) the Exchange Interim Securities and (b) the Shares. As to any particular Registrable Securities, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

“Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the

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reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.

“Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“Securities Act” means the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

“Shares” mean [42,745,754] shares of Common Stock currently owned by the Investor and any shares of Common Stock issued or issuable by the Company upon (i) conversion of the Exchange Interim Securities and (ii) exercise of the Warrant.

“Shelf Registration Statement” has the meaning set forth in Section 2.01(b).

ARTICLE 2

REGISTRATION

Section 2.01. Registration.

(a) Subject to the conditions of this Section 2.01 and the terms and conditions of the Exchange Agreement, the Company covenants and agrees that no later than the Closing (as such term is defined in the Exchange Agreement) the Company shall have prepared and filed with the Commission a Shelf Registration

Annex E -3

Statement (as defined below) covering any Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the Commission to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining.

(b) Any registration pursuant to this Section 2.01 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If a Holder intends to distribute any Registrable Securities by means of an underwritten offering, (i) it shall so advise the Company, (ii) Holders holding a majority interest in the Registrable Securities electing to participate in such underwritten offering shall have the right to appoint a bookrunner reasonably acceptable to the Company, and (iii) Citigroup Global Markets Inc. or another affiliate of the Company shall have the right to act as either joint bookrunner and global coordinator with the bookrunner appointed by Holders holding a majority interest in the Registrable Securities electing to participate in such underwritten offering, or in the event that Holders holding a majority interest in the Registrable Securities electing to participate in such underwritten offering decline their option to appoint a bookrunner, sole bookrunner and global coordinator or joint book bookrunner and global coordinator with one other bookrunner.

(c) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) pursuant to this Section 2.01: (i) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the transfer restrictions set forth in the Exchange Agreement; (ii) with respect to securities that are not Registrable Securities; (iii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated registration of equity securities or securities convertible into or exchangeable for equity securities; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; (iv) during any Scheduled Black-out Period; or (v) if the Company has notified the Investor that in the good faith judgment of the Company, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, that such right to delay a registration shall

Annex E - 4

be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) for not more than two periods in any twelve (12) month period and not more than ninety (90) days in the aggregate in any twelve (12) month period.

Section 2.02. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

Section 2.03. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

(a) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, subject to Section 2.01(c), keep such registration statement effective or such prospectus supplement current, until the termination of the period contemplated in Section 2.05.

(b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such

Annex E - 5

Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process any such states or jurisdictions.

(e) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(f) Give written notice to the Holders:

(i) when any registration statement filed pursuant to Section 2.01 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(g) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.03(f)(iii) at the earliest practicable time.

(h) Upon the occurrence of any event contemplated by Section 2.03(f)(v), promptly prepare a post-effective amendment to such registration

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statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.03(f)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.

(i) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(j) Use its commercially reasonable efforts to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period when such registration statement remains in effect.

(k) Enter into an underwriting agreement in form, scope and substance as is customarily entered into by the Company in underwritten offerings in which an affiliate of the Company acts as an underwriter and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering, (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the Company in underwritten offerings in which an affiliate of the Company acts as an underwriter, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in underwritten offerings by the Company in which an affiliate of the Company acts as underwriter, (iii) use its commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the

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Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter.

(l) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement; provided, that this clause (1) shall only be applicable to a representative of Holders that are selling stockholders and any attorneys or accountants retained by such Holders if such Holder is named in the applicable prospectus supplement as a person who may be deemed to be an underwriter with respect to an offering and sale of Registrable Securities.

Section 2.04. Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities under such registration statement, prospectus, or prospectus supplement until

Annex E - 8

termination of such Scheduled Black-out Period or until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.

Section 2.05. Termination of Registration Rights. The registration rights granted under this Article II shall terminate with respect to any securities as to which registration rights are granted hereunder and be of no further force and effect with respect to such securities at the time when such securities first cease to be Registrable Securities.

Section 2.06. Delay of Registration; Furnishing Information.

(a) Neither the Investor nor Holder shall have any right to obtain or seek any an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

(b) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.03 that the selling Investor and/or Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

Section 2.07. Indemnification.

(a) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue statement of material fact contained in any registration statement,

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including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in free any writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(b) If the indemnification provided for in Section 2.07(a) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.07(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.07(a). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

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Section 2.08. Assignment of Registration Rights; Transfer of Registrable Securities. (a) The rights of the Investor or a Holder to registration of Registrable Securities pursuant to Article II of this Agreement may be assigned by the Investor or a Holder to a transferee or assignee of Registrable Securities or the Warrant to which (i) there is transferred to such transferee no less than 100,000,000 shares of Common Stock that are Registrable Securities or a certain number of securities convertible, exchangeable or exercisable into 100,000,000 shares of Common Stock that are Registrable Securities, (ii) such transferee is an affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto, or (iii) such transferee or transferees are partners of a Holder, who agree to act through a single representative; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are subject to such assignment and (B) such transferee acquired such securities in a transaction that complied with the Exchange Agreement and shall agree to be subject to all applicable restrictions set forth in the Exchange Agreement and this Agreement.

(b) The Investor agrees that in connection with any transfer of Registrable Securities (other than pursuant to Rule 144 or an effective registration statement under the Securities Act), the transferred securities shall be appropriately legended to include customary Securities Act restrictive legends or, if such transferred securities are not in certificated form, appropriate “stop transfer” instructions shall be placed on such transferred securities. For the avoidance of doubt, this provision shall not apply to any Exchange Interim Securities or Shares that are not at the time of such transfer Registrable Securities.

Section 2.09. Market Stand-off Agreement; Agreement to Furnish Information. The Investor and each Holder hereby agree:

(a) that the Investor and/or Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity or equity-related securities of the Company held by the Investor or Holder (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten (10) days prior and ninety (90) days following any registered sale by the Company in which the Company gave the Investor an opportunity to participate; provided, that all executive officers and directors of the Company enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such period;

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(b) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto; and

(c) if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), each Investor and Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which the Investor and/or Holder participates;

provided, that clauses (a) and (b) of this Section 2.09 shall not apply to any Investor or Holder or that, together with its affiliates, is the beneficial owner of less than 5% of the outstanding Common Stock.

Section 2.10. Rule 144 Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties

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(including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 3.02. Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement is subject to the provisions of the Exchange Agreement regarding litigation and jurisdiction.

Section 3.03. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts (including facsimile counterparts), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 3.04. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 3.05. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Investor:

Government of Singapore Investment Corporation

Pte Ltd

#37-01 Capital Tower

168 Robinson Road

Singapore 068912

Attention:	Managing Director and President, GAM
Telephone:	(65) 6889 8308
Facsimile:	(65) 6889 8370

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and

Attention:	General Counsel
Telephone:	(65) 6889 8338
Facsimile:	(65) 6889 8392

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Susan D. Lewis
Prabhat K. Mehta
Telephone:	(212) 839-5300
Facsimile:	(212) 839-5599

(b)	If to the Company:

Citigroup Inc.

399 Park Avenue

New York, New York 10043

Attention:	Deputy General Counsel
Telephone:	(212) 559-7057
Facsimile:	(212) 559-7057

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention:	George R. Bason, Jr.
Louis L. Goldberg
Michael Davis
Facsimile:	(212) 450-3800

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:	Jeffrey D. Karpf

Section 3.06. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or

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waiver effected in accordance with this Section 3.06 shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

Section 3.07. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 3.08. Aggregation of Securities. All Registrable Securities held or acquired by any wholly-owned subsidiary or parent of, or any corporation or entity that is controlling, controlled by, or under common control with, the Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.09. Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

CITIGROUP INC.

By:
Name:
Title:

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GOVERNMENT OF SINGAPORE INVESTMENT CORPORATION PTE LTD

By:
Name:
Title:

By:
Name:
Title:

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ANNEX F

STOCKHOLDER PROPOSALS

The Stockholder Proposals will be seeking the approval of the Company’s stockholders to:

1.	increase the number of authorized shares of Common Stock from 15 billion to a number of shares to be determined by the Board of Directors prior to filing a definitive proxy statement;

2.	(i) effect a reverse stock split of Common Stock at any time prior to June 30, 2010 at one of the following reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, or such other ratio as selected by the Board of Directors in its sole discretion and (ii) if and when the reverse stock split is effected, reduce the number of authorized shares of Common Stock; and

3.	eliminate the rights of holders of Common Stock to vote on amendments to the Charter or any certificates of designation relating solely to one or more outstanding series of the Company’s preferred stock.

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ANNEX G

ADDITIONAL STOCKHOLDER PROPOSALS

The additional stockholder proposals will be seeking the approval to amend the Certificate of Designation of each series of the Company’s preferred stock described below and the Charter:

1.	to eliminate any rights of such preferred stock to receive preferred dividends before any junior securities;

2.	to eliminate any rights of such preferred stock to receive dividends proportionately with all other series of stock that ranks equally with such series of preferred stock (in the event that dividends have not been paid on such series of preferred stock);

3.	to eliminate any rights of such preferred stock to elect two directors to the Board of Directors in the event that the Company does not pay dividends on such series of preferred stock for six quarters (this amendment would be contingent upon delisting of the applicable series of preferred stock);

4.	to increase the number of authorized shares of preferred stock from 30 million to 2 billion; and

5.	to eliminate any rights of Common Stock to vote on any amendment to any certificate of designation for such preferred stock.

The applicable preferred stock are the Company’s 8.500% Non-Cumulative Preferred Stock, Series F, 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, 8.125% Non-Cumulative Preferred Stock, Series AA and 6.500% Non-Cumulative Convertible Preferred Stock, Series T.

Annex G-1